EXHIBIT 21.

JACOBS ENGINEERING GROUP INC.

PARENTS AND SUBSIDIARIES

The following table sets forth all subsidiaries of the Company other than subsidiaries that, when considered in the aggregate, would not constitute a significant subsidiary, including the percentage of issued and outstanding voting securities beneficially owned by the Company.

Jacobs Engineering Company, a California corporation	100.00%
Jacobs Engineering Group of Ohio, Inc., an Ohio corporation	100.00%
Jacobs Services Company, a California corporation	100.00%
JE Merit Constructors, Inc., a Texas corporation	100.00%
JE Remediation Technologies, Inc., a Louisiana corporation	100.00%
Jacobs Constructors, Inc., a Louisiana corporation	100.00%
Jacobs Industrial Maintenance Inc., a U.S. Virgin Islands corporation	80.00%
Jacobs Maintenance, Inc., a Louisiana corporation	100.00%
Jacobs Consultancy, Inc., a Texas corporation	100.00%
Jacobs International Limited Inc., a Panamanian corporation	100.00%
Jacobs Engineering U.K. Limited, a corporation of England and Wales (“JEL”)	100.00%
JacobsGIBB Ltd., a corporation of England and Wales	100.00%
JacobsGIBB (Ireland) Limited, an Irish corporation	100.00%
Crispin Wride Architectural Design Studio Ltd., a corporation of England and Wales	100.00%
Jacobs Catalytic (UK) Ltd., a corporation of England and Wales	100.00%
JE Professional Resources Limited, a corporation of England and Wales	100.00%
Jacobs Engineering Inc., a Delaware corporation (“JEI”)	100.00%
Jacobs Engineering Espana, S.L., a Spanish corporation	100.00%
Jacobs Engineering Ireland Limited, a Republic of Ireland corporation	100.00%
Jacobs Lend Lease Ireland Limited, a Republic of Ireland corporation	50.00%
Jacobs Consultancy U.K. Limited, a corporation of England and Wales	100.00%
Jacobs Engineering de Mexico, S.A. de C.V., a Mexican corporation	100.00%
Uhde Jacobs Mexico, S.A. de C.V.	49.00%
Jacobs Luxembourg, Sarl, a Luxembourg corporation	100.00%
Jacobs France SAS, a French corporation	100.00%
Jacobs Switzerland, GmbH, a Switzerland corporation	100.00%
Jacobs Serete SAS, a French corporation	100.00%
Jacobs Italia, SpA, an Italian corporation	100.00%
Jacobs Sereland, S.L., a Spanish corporation	100.00%
Jacobs Engineering Deutschland GmbH, a German corporation	100.00%
Jacobs MBK GmbH, a German corporation	100.00%
Jacobs Services GmbH, a German corporation	100.00%
Jacobs Deutschland GmbH, a German corporation	100.00%
Jacobs Nederland BV, a Netherlands corporation	100.00%
Jacobs Advanced Manufacturing B.V., a Netherlands corporation	100.00%
Jacobs Consultancy Nederland B.V., a Netherlands corporation	100.00%
Jacobs International Holdings, Inc., a Delaware corporation	100.00%
JacobsGIBB Hellas Consulting Engineers SA, a Greek corporation	100.00%
JacobsGIBB (Polska) SPz.o.o., a Polish corporation	100.00%
JacobsGIBB Portugal Lda, a Portuguese corporation	100.00%
Jacobs H&G Private Limited, an Indian corporation	69.98%	*
HGC Constructors, Ltd., an Indian corporation	56.00%

EXHIBIT 21.
Continued

Jacobs Puerto Rico, Inc., a Puerto Rican corporation	100.00%
Jacobs Engineering Singapore Pte. Ltd., a Singapore corporation	100.00%
Jacobs-Lend Lease Singapore Pte. Ltd., a Singapore corporation	50.00%
Jacobs Pan American Corp., a Virgin Islands corporation	100.00%
Jacobs Belgie NV, a Belgian corporation	100.00%
Interhuis SA, a Belgian corporation	100.00%
Jacobs Canada Inc., a Canadian corporation	100.00%
Jacobs Catalytic Ltd., a Canadian corporation	100.00%
Delta Catalytic Ltd., a Cyprus corporation	100.00%
Delta Catalytic Saudi Arabia Ltd., a Saudi Arabian corporation	50.00%
JE Professional Resources, Inc., a California corporation	100.00%
Payne & Keller Company, Inc., a Louisiana corporation	100.00%
Jacobs Applied Technology, Inc., a Delaware corporation	100.00%
Jacobs Facilities, Inc., a Missouri corporation	100.00%
GPR Planners Collaborative, Inc., a Missouri corporation	100.00%
SP Operations and Management Services Company, a Missouri corporation	100.00%
Sverdrup Technology, Inc., a Tennessee corporation	100.00%
Sverdrup Technology Australia, Pty Ltd, an Australian corporation	100.00%
Jacobs Civil, Inc., a Missouri corporation	100.00%
Sverdrup Asia Ltd., an Indian corporation	100.00%
Sverdrup & Parcel Consultants, Inc., a New York corporation	100.00%
Sverdrup of Puerto Rico, a Puerto Rican corporation	100.00%
Sverdrup Canada, ULC, a Nova Scotia corporation	100.00%
Sverdrup Investments, Inc., a Delaware corporation	100.00%
Riverport Development, Inc., a Missouri corporation	100.00%
Jacobs Construction Services, Inc., a Delaware corporation	100.00%
CRSS International, Inc., a South Carolina corporation	100.00%
Jacobs Engineering New York, Inc., a New York corporation	100.00%
Jacobs Engineering Foreign Sales Corporation, a Barbados corporation	100.00%
Jacobs Engineering Chile S.A., a Chilean corporation	100.00%
Rocky Flats Closure Site Services LLC, a Delaware corporation	100.00%

* Ownership is divided between JEI and JEL.

All subsidiaries and affiliates are included in the Consolidated Financial Statements.

Dr. Joseph J. Jacobs may be deemed to be a “parent” of Jacobs Engineering Group Inc. under the federal securities laws. Refer to Item 12 of the accompanying report on Form 10-K for information about Dr. Jacobs’ share ownership and position with the Company.